Exhibit 5.1

Harney Westwood & Riegels LP Craigmuir Chambers PO Box 71 Road Town Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

28 May 2021

greg.boyd@harneys.com

+1 284 852 4317

GAB/051341.0008

Bit Brother Limited

Clarence Thomas Building

P.O. Box 4649

Road Town, Tortola

British Virgin Islands

Dear Sirs

Bit Brother Limited, Company No 1682727 (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have been asked to provide this legal opinion to you with regard to the laws of the British Virgin Islands in relation to the validity of the issuance of an indeterminate number of ordinary shares (Ordinary Shares), preferred shares (Preferred Shares), warrants to purchase ordinary shares and/or preferred shares (Warrants) and/or units (Units), for an aggregate offering price not to exceed $200,000,000 (the Securities) in connection with a registration statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission (SEC).

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the corporate proceedings), the Company has informed us that, and we have assumed for the purposes of the opinions given herein that, before the Securities are issued and sold under the Registration Statement, the board of directors of the Company (the Board) will authorise the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in relation to any Preferred Shares effect any necessary amendments to the Memorandum and Articles of Association of the Company (the M&A), in each case in a form acceptable to us and British Virgin Islands law, and such applicable corporate proceedings (hereinafter referred to as the Board Authorisations) shall be in full force and effect at the time of any such issuance and sale.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

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In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (a) any Ordinary Shares will be issued by the Company under and in accordance with the Company’s M&A, as amended from time to time; (b) any Preferred Shares will be issued under and in accordance with the M&A (subject to such amendments as may be necessary to reflect the terms of such Preferred Shares), and one or more resolutions of the Board setting forth the terms of the Preferred Shares and approving and directing the making of any necessary amendments to the M&A to reflect the same; (c) any Warrants will be issued pursuant to one or more warrant agreements (each a Warrant Agreement) entered into between the Company and an entity identified therein as the warrant agent (the Warrant Agent) in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board; and (d) any Units will be issued pursuant to one or more unit agreements (each a Unit Agreement) to be entered into by the Company and an entity identified therein as the unit agent (the Unit Agent) in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more resolutions of the Board.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the validity of the ordinary shares being issued in respect of the Registration Statement which is the subject of this opinion.

In giving this opinion we have also relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a company duly incorporated on 28 November 2011 with registration number 1682727; that validly exists as a BVI Business Company limited by shares and in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.
1	Capacity and Power. The Company may engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.
2	Jurisdiction. The Company is subject to the jurisdiction of the courts of the British Virgin Islands and is not entitled to claim any immunity from suit or execution of any judgment on the grounds of sovereignty or otherwise.
3	Valid Issuance.
(a)	The Ordinary Shares (including any Ordinary Shares duly issued upon the exchange or conversion of convertible Preferred Shares pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and subject to the Company obtaining the authorisation of its board of directors for such issuance, will be validly issued, fully paid and non-assessable.

(b)	When (a) the terms of any particular class or series of Preferred Shares have been established in accordance with the M&A, and the applicable Board Authorisations and/or other corporate proceedings authorising the issuance and sale of the relevant Preferred Shares and the making of any necessary amendments to the M&A have been passed and the relevant amendments, if any, made; and (b) the relevant Preferred Shares have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, the Preferred Shares (including any Preferred Shares duly issued upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Shares) will be validly issued, fully paid and non-assessable.

(c)	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorisations or other corporate proceedings, has been duly authorised, executed and delivered by the Company, and assuming due authorisation, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
(d)	When (a) the applicable Warrants have been duly authorised by the Company; (b) the final terms of the Warrants have been duly established and approved by the appropriate Board Authorisations; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e)	When a Unit Agreement as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorisations or other corporate proceedings, has been duly authorised, executed and delivered by the Company, and assuming due authorisation, execution and delivery by the Unit Agent, such Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(f)	When (a) the applicable Units have been duly authorised by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board Authorisations or other corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4	Searches.

(a)	No court proceedings pending against the Company are indicated by our searches of the British Virgin Islands High Court Registry referred to at paragraph 4 of Schedule 1.

(b)	On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 3 and 4 of Schedule 1, no currently valid order or resolution for liquidation of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Registry of Corporate Affairs.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

This opinion is rendered for your benefit and the benefit of your legal counsel (in that capacity only) in connection with the Registration Statement contemplated by the Corporate Documents and may be filed as an Exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

It may not be used, circulated or otherwise referred to any other for any other purpose as set out herein.

Yours faithfully

Harney Westwood & Riegels LP

Schedule 1

List of Documents and Records Examined

1	a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company obtained from the Registry of Corporate Affairs on 29 April 2021, which our searches dated 28 May 2021 indicated were not subsequently amended;

2	the records and information certified by FH Corporate Services Ltd., the registered agent of the Company, on 30 April 2021 of the statutory documents and records maintained by the Company at its registered office (the Registered Agent’s Certificate);

3	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 28 May 2021;

4	the records of proceedings on file with, and available for inspection on 28 May 2021 at the High Court of Justice, British Virgin Islands;

5	a copy of the unanimous written resolutions of the directors of the Company dated 7 May 2021 approving and authorising the registration of an indeterminate number of ordinary shares, preferred shares, warrants to purchase ordinary shares and/or preferred shares and/or units, for an aggregate offering price not to exceed $200,000,000 to be effected by the filing of the Registration Statement.

(the Resolutions),

(1 to 5 above are the Corporate Documents); and

6	a copy of the Registration Statement on Form F-3 to be filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder relating to 1 the registration of an indeterminate number of ordinary shares, preferred shares, warrants to purchase ordinary shares and/or preferred shares and/or units, for an aggregate offering price not to exceed $200,000,000 (the Registration Statement).

The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

Schedule 2

Assumptions

1	Draft Documents. The Company will duly execute and deliver the Documents in the form of the drafts provided to us for review.
2	Solvency. The Company was on the date of this opinion able to pay its debts as they fall due, and issuing the securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.
3	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.
4	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete, and the information recorded in the Registered Agent’s Certificate was accurate as at the date of the passing of the Resolutions.
5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the property or assets of the Company.
6	Resolutions. The Resolutions remain in full force and effect.
7	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents.

Schedule 3

Qualifications

1	Public Records. Records reviewed by us may not be complete for various reasons. In particular you should note that:
(a)	in special circumstances the court may order the sealing of the court record, which would mean that a record of the court action would not appear on the High Court register;
(b)	failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;
(c)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and
(d)	although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statues in the Documents.
3	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs.
4	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.